Exhibit 4.2

ELTEK LTD.

INSTRUCTIONS AS TO USE OF
SUBSCRIPTION RIGHTS CERTIFICATES

The following instructions relate to a rights offering (the “Rights Offering”) by Eltek Ltd., an Israeli company (“Eltek”), to the holders of its ordinary shares, as described in Eltek’s prospectus dated [___________], 2020 (the “Prospectus”). Each holder of record of ordinary shares at the close of business on [___________], 2020 (the “Record Date”) will receive one subscription right (the “Subscription Right”) for every [___________] ordinary shares held by it at the Record Date. Subscription Rights to purchase up to an aggregate of [___________] ordinary shares of Eltek, par value NIS 3.00 per share (“Ordinary Shares”), are being distributed in connection with the Rights Offering. Each whole Subscription Right entitles the holder, upon payment of $[__] in cash (the “Subscription Price”), to purchase one Ordinary Shares (the “Subscription Right”). In addition, each Subscription Right also carries the right to subscribe at the Subscription Price for additional unsubscribed Ordinary Shares (to the extent available and subject to proration) (the “Over-Subscription Right”). See “The Rights Offering” in the Prospectus supplement.

No fractional Subscription Rights or cash in lieu thereof will be issued or paid. Fractional Subscription Rights will be rounded down to the nearest whole number, with such adjustments as may be determined at the sole discretion of Eltek which are necessary to ensure that it offers [___] Ordinary Shares in the Rights Offering.

The Subscription Rights will expire at 5:00 p.m., New York City Time (midnight, Israeli time), on [___________], 2020 (the “Expiration Date”). Any rights not exercised at or before that time will expire worthless without any payment to the holders of those unexercised rights.

The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

Your Subscription Certificate must be received by the Subscription Agent on or before the Expiration Date. Payment of the Subscription Price of all Subscription Rights exercised, including Subscription Rights pursuant to the Over-Subscription Right, must be received by the Subscription Agent on or before the Expiration Date. You cannot revoke your exercise of either your Subscription Right or Over-Subscription Right at any time prior to the expiration of the Rights Offering. In case you hold Subscription Rights through a broker or other nominee, you should verify with your broker or nominee by when you must deliver your instruction. See also Section 6 below.

1.	Subscription Rights.

If you are a record owner of our Ordinary Shares, you may exercise your rights by delivering a signed exercise form on the back of your Subscription Certificate to American Stock Transfer & Trust Company, LLC, our Subscription Agent, at the address noted below together with payment in full of the subscription price for each right being exercised, by 5:00 p.m., New York City time (midnight, Israel time), on [___________], 2020.

We and American Stock Transfer & Trust Company, LLC, our Subscription Agent, as applicable, may refuse to accept improperly completed or delivered or unexecuted Subscription Certificates. We and American Stock Transfer & Trust Company, LLC, our Subscription Agent, as applicable, must receive payment in full of the Subscription Price for each Right being exercised together with the exercise form.

If you are delivering your completed Subscription Certificate and payment for the exercise of your Rights to American Stock Transfer & Trust Company, LLC, our Subscription Agent, please do so by mail, overnight or hand delivery to one of the following addresses:

Hand delivery, Mail and Overnight Courier

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Reorganization Department

Record owners who reside in Israel, and who wish to deliver their completed Subscription Certificates and subscription payment for the exercise of their rights directly to us, should do so by mail, overnight or hand delivery to the following address:

Eltek Ltd.

20  Ben Zion Gelis Street,

Sgoola Industrial Zone,

Petach Tikva 4927920, Israel

Tel: +972-3-9395025

Fax: +972-3- 9342584

Attention: Alon Mualem, CFO

American Stock Transfer & Trust Company, LLC, our Subscription Agent, will only accept payment in U.S. dollars. Any payments to American Stock Transfer & Trust Company, LLC, as Subscription Agent, must be made in U.S. dollars by a bank check drawn on a United States or foreign bank or branch and payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent,” or by wire transfer of funds to the account maintained by American Stock Transfer & Trust Company, LLC, our Subscription Agent, for this rights offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Eltek Ltd., with reference to the rights holder’s name.

THE METHOD OF DELIVERY OF THE SUBSCRIPTION CERTIFICATE AND THE PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT IS AT YOUR ELECTION AND RISK. IF YOU SEND YOUR SUBSCRIPTION CERTIFICATE AND PAYMENT BY MAIL, THEN THEY SHOULD BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. A SUFFICIENT NUMBER OF DAYS SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION DATE.

2.    Acceptance of Payments. Payments will be deemed to have been received by the Subscription Agent only upon the (i) receipt by the Subscription Agent of a bank check payable in U.S. dollars drawn upon a United States of foreign bank or branch; or (ii) receipt by the Subscription Agent of confirmation from its bank that a wire transfer has been received.

3.    Effect of Over - and Underpayments. If you do not indicate the number of Ordinary Shares to be subscribed for on your Subscription Certificate or if you indicate a number of Ordinary Shares that does not correspond with the aggregate Subscription Price payment you delivered, you will be deemed to have subscribed for the maximum number of Ordinary Shares that may be subscribed for, under both the Subscription Right and the Over-Subscription Right, for the aggregate Subscription Price you delivered. If we do not apply your full Subscription Price payment to your purchase of Ordinary Shares, then we will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the Expiration Date. If you subscribe for fewer than all of the Ordinary Shares represented by your Subscription Certificate, then the unexercised Subscription Rights will become null and void on the Expiration Date.

4.    Execution.

a)
Execution By Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

b)
Execution By Person Other Than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

5.    Delivery of Share Certificates, Etc. The issuance of Ordinary Shares purchased in the rights offering will be made not later than [___________], 2020 (the “Issuance Date”). The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the back of your Subscription Certificate:

a)
Share Certificates. The Subscription Agent will mail to each validly-exercising Subscription Rights holder who is a record holder certificates representing Ordinary Shares purchased pursuant to the Subscription Right and the Over-Subscription Right.

b)
Excess Payments. If you exercised your Over-Subscription Right and are allocated less than all of the Ordinary Shares for which you wished to over-subscribe, then your excess Subscription Price payment for Ordinary Shares that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the Issuance Date.

6.    To Exercise Subscription Rights through a Bank or Broker. If you are a beneficial owner of our Ordinary Shares and hold them through a broker, dealer, bank or other nominee (including a member of The Depository Trust Company (“DTC”), rather than in your own name, you should expect your broker, dealer or other nominee to notify you of this Rights Offering and the procedures for exercising or transferring your Subscription Rights. If you wish to exercise your Subscription Rights, you should contact your nominee to exercise your Subscription Rights sufficiently in advance of the expiration date of the Rights Offering in order to ensure timely delivery of a Subscription Certificate reflecting your exercise. Your nominee will instruct you as to the proper time and form of payment of the Subscription Price. In that case, the nominee will complete the Subscription Certificate on behalf of the record date shareholder and arrange for proper payment.

7.    Procedures for DTC (The Depository Trust Company) Participants. In the case of holders of Subscription Rights that are held of record through DTC, exercises of the Subscription Right and the Over-Subscription Right may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights you are exercising and the number of Ordinary Shares you are subscribing for under your Subscription Right and your Over-Subscription Right, if any, and your Subscription Price payment for each Ordinary Share that you subscribed for pursuant to your Subscription Right and your Over-Subscription Right.

8.    Substitute Form W-9. Each Rights holder who elects to exercise the Subscription Rights through the Subscription Agent and who is a U.S. person should provide the Subscription Agent with a correct Taxpayer Identification Number (“TIN”) and, where applicable, certification of such Rights holder’s exemption from backup withholding on Substitute Form W-9, which is included in this package of subscription materials. Each Rights holder who elects to exercise the Subscription Rights through the Subscription Agent and who is not a U.S. person should provide the Subscription Agent with certification of such Rights holder’s foreign status on a Form W-8. Additional copies of the Substitute Form W-9 and copies of Form W-8 may be obtained upon request from the Subscription Agent at the address indicated above. Failure to provide the information on the form may subject such holder to federal income tax withholding with respect to any proceeds received by such Rights holder.

MUST BE COMPLETED BY TENDERING HOLDER(S) WHO ARE U.S. PERSONS

PAYER’S NAME:  Eltek Ltd.

SUBSTITUTE	Part 1 - PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND	TIN:

Form W-9	CERTIFY BY SIGNING AND DATING BELOW	Social Security Number or

Department of the Treasury		Employer Identification Number

Internal Revenue Service

Payer’s Request for Taxpayer	Part 2 - TIN Applied for ☐

Identification Number (“TIN”)

Certification: Under penalties of perjury, I certify that:

(1)	the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)
I am not subject to backup withholding either because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions -You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the attached Guidelines.)

SIGNATURE	DATE

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU IN CONNECTION WITH THE RIGHTS OFFERING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL SOON APPLY
FOR) A TAXPAYER IDENTIFICATION NUMBER

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before reportable payments are made, all reportable payments made to me will be subject to backup withholding until I provide such number.

SIGNATURE	DATE

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer.

Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

The table below will help determine the taxpayer identification number to give the payer.

For this type of account	Give the SOCIAL SECURITY number of -	For this type of account	Give the EMPLOYER IDENTIFICATION number of -
1. Individual	The individual	6. Sole proprietorship	The owner3

2. Two or more individuals (joint account)	The actual owner of the account, or if combined funds, the first individual on the account1	7. A valid trust, estate, or pension trust	The legal entity4

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor2	8. Corporate	The corporation

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee1	9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

b. So-called trust account that is not a legal or valid trust under state law	The actual owner1

5. Sole proprietorship	The owner3	10. Partnership	The partnership

		11. A broker or registered nominee	The broker or nominee

		12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)
You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempt from backup withholding include:

☐
An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

☐
The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

☐	An international organization or any agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

☐	A corporation.
☐	A financial institution.
☐	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

☐	A real estate investment trust.
☐	A common trust fund operated by a bank under Section 584(a).
☐	An entity registered at all times during the tax year under the Investment Company Act of 1940.
☐	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

☐	A futures commission merchant registered with the Commodity Futures Trading Commission.
☐	A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

☐	Payments to nonresident aliens subject to withholding under Section 1441.
☐	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
☐	Payments of patronage dividends not paid in money.

☐	Payments made by certain foreign organizations.
☐	Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

☐
Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

☐	Payments of tax-exempt interest (including exempt- interest dividends under Section 852).
☐	Payments described in Section 6049(b)(5) to nonresident aliens.
☐	Payments on tax-free covenant bonds under Section 1451.
☐	Payments made by certain foreign organizations.
☐	Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE THEREOF, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Privacy Act Notice

Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally backup withhold on taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Failure to Furnish Taxpayer Identification Number - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding - If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3)	Criminal Penalty for Falsifying Information - Willfully falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
OR THE INTERNAL REVENUE SERVICE